NEWS	Exhibit 99.1

Mark Graff
Group Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2019 Q4 Diluted EPS and Adjusted Diluted EPS of $0.32
Q4 Comparable Restaurant Sales Growth of 2.7% at Outback Steakhouse and 1.9% Combined U.S.
Provides 2020 Financial Outlook including GAAP EPS of $1.63 to $1.68 and Adjusted EPS of $1.85 to $1.90
2020 Guidance Includes Adjusted EPS Growth of 20% to 23%
Updates Progress on Strategic Alternatives Review and Doubles Annual Dividend from $0.40 to $0.80

TAMPA, Fla., February 18, 2020 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the fourth quarter 2019 (“Q4 2019”) and fiscal year ended December 29, 2019 (“Fiscal Year 2019”) compared to the fourth quarter 2018 (“Q4 2018”) and fiscal year ended December 30, 2018 (“Fiscal Year 2018”).

Highlights for Q4 2019 include the following:

•	Comparable restaurant sales increased 2.7% at U.S. Outback Steakhouse, representing its 12th consecutive quarter of positive comparable restaurant sales

•	Comparable restaurant sales increased 4.9% for Outback Steakhouse in Brazil

•	Opened seven new restaurants, including five international locations

Highlights for Fiscal Year 2019 include the following:

•	Comparable restaurant sales increased 2.0% at U.S. Outback Steakhouse

•	Combined U.S. comparable restaurant sales of 1.2% with positive comps at all U.S. concepts

•	Comparable restaurant sales increased 5.8% for Outback Steakhouse in Brazil

•	GAAP and Adjusted operating income margin expansion of 140 basis points and 60 basis points, respectively, on a comparable basis

CEO Comments
“Q4 was a strong finish to a very good year for Bloomin’ Brands,” said David Deno, Chief Executive Officer. “In 2019, we capitalized on previous investments and achieved our profit commitments. This includes 60 basis points of operating margin expansion while driving healthy sales growth. We will continue to leverage our current sales momentum while pursuing opportunities to become a more efficient restaurant company. We expect this to lead to a large increase in total shareholder return in 2020 and beyond.”

Diluted EPS and Adjusted Diluted EPS
Our Q4 2019 and Fiscal Year 2019 results include the impact of the new lease accounting standard adopted in Q1 2019. Among its impacts, we no longer recognize the benefit of deferred gains on sale-leaseback transactions, resulting in an increase to Other restaurant operating expense, which represents a three cent reduction in earnings per share on the quarter and a ten cent reduction on the fiscal year. The following table includes both a reported and a comparable basis that adjusts for this lease accounting change.

The following table reconciles Diluted earnings per share to Adjusted diluted earnings per share for the periods indicated.

	Q4			FISCAL YEAR
	2019	2018	CHANGE	2019	2018	CHANGE
Diluted earnings per share	$0.32	$0.12	$0.20	$1.45	$1.14	$0.31
Adjustments	—	0.18	(0.18)	0.09	0.36	(0.27)
Adjusted diluted earnings per share	$0.32	$0.30	$0.02	$1.54	$1.50	$0.04
Remove new lease accounting standard impact (1)	—	(0.03)	0.03	—	(0.10)	0.10
Adjusted diluted earnings per share on a comparable basis (1)	$0.32	$0.27	$0.05	$1.54	$1.40	$0.14

______________
See Non-GAAP Measures later in this release.

(1)
In Q4 2018 and Fiscal Year 2018, both GAAP and adjusted diluted earnings per share include the benefit of deferred gains on sale-leaseback transactions. For comparability, we have presented adjusted diluted earnings per share, excluding this benefit that we no longer recognize in 2019 as a result of the adoption of the new lease accounting standard.

Fourth Quarter Financial Results
As described above, our Q4 2019 results include the impact from adopting the new lease accounting standard, which reduces operating margins by 30 basis points. The following table includes both a reported and a comparable basis that adjusts for the lease accounting change:

	AS REPORTED			COMPARABLE BASIS (1)
(dollars in millions)	Q4 2019	Q4 2018	CHANGE	Q4 2018	CHANGE
Total revenues	$1,022.2	$1,013.1	0.9%	$1,013.1	0.9%

GAAP restaurant-level operating margin	14.4%	14.7%	(0.3)%	14.4%	—%
Adjusted restaurant-level operating margin (2)	13.9%	14.7%	(0.8)%	14.4%	(0.5)%

GAAP operating income margin	4.2%	2.1%	2.1%	1.8%	2.4%
Adjusted operating income margin (2)	4.2%	4.3%	(0.1)%	4.0%	0.2%
___________________

(1)	To improve comparability in this table, we removed the benefit of deferred gains on sale-leaseback transactions from our Q4 2018 results.

(2)	See Non-GAAP Measures later in this release.

•
The increase in total revenues was primarily due to higher comparable restaurant sales and the net impact of restaurant openings and closures, partially offset by domestic refranchising and foreign currency translation.

•
GAAP restaurant-level operating margin was flat on a comparable basis primarily due to the impact of certain cost savings initiatives, higher comparable restaurant sales, and the benefit of certain value-added tax credits in Brazil. These increases were offset by labor, commodity, and operating expense inflation and delivery rollout costs.

•	The primary difference between GAAP and Adjusted restaurant-level operating margin is that adjusted restaurant-level operating margin excludes the benefit of certain value-added tax credits in Brazil.

•	The increase in GAAP operating income margin was due to impairment and restaurant closing costs that were recorded in 2018 which were excluded from our adjusted operating income margin.

•	The increase in Adjusted operating income margin is due to lower general and administrative expense.

Fourth Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED DECEMBER 29, 2019	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	2.7%
Carrabba’s Italian Grill	1.4%
Bonefish Grill	0.5%
Fleming’s Prime Steakhouse & Wine Bar	0.9%
Combined U.S.	1.9%

International
Outback Steakhouse - Brazil	4.9%

Strategic Alternatives Review Update
In November 2019, the Company announced that it is exploring and evaluating strategic alternatives that have the potential to maximize value for our shareholders, including but not limited to, a possible sale of the Company. Since then, management has been actively working with the Board of Directors and its financial and legal advisors to review all aspects of the business and available opportunities.
Concurrently, the Company has built a plan that supports a growth-focused, operations centric organization. The pillars of this plan are as follows:

•	Aligned leadership, resources, and structure to prioritize growth, efficiency, and scale

•	Simplified corporate support functions to enable a more agile and operations-focused organization

•	Rebalanced capital allocation policy, including a doubling of the dividend, while maintaining flexibility to pay down debt, repurchase shares and reinvest back in the business

The impact of these collective decisions is as follows:

•
Anticipated cost savings representing $40 million over the next two years. We expect approximately $20 million of these savings to be realized in each of 2020 and 2021. The impact of these savings on 2020 results is expected to be $0.17 per share and is outlined in the Fiscal 2020 Financial Outlook section of this release.

•	Anticipated 70 to 80 basis points of adjusted operating margin expansion with modest check average increases of approximately 1% in 2020.

•
On Tuesday, February 11, 2020, the Board of Directors declared a quarterly cash dividend of $0.20 per share to be paid on March 13, 2020 to all stockholders of record as of close of business on February 28, 2020. This dividend doubles the 2019 quarterly dividend of $0.10.

“Over the past few months, we conducted a thorough review of all aspects of the business and the various strategic opportunities available to our Company,” said David Deno, Chief Executive Officer. “We remain committed to evaluating all credible offers that have the potential to drive value. As part of the review, we are implementing transformational initiatives to enhance Company performance. We believe these actions, combined with our continued sales momentum, position us for growth and better allow us to capture the opportunities in 2020 and beyond.”
More detail on these initiatives and an update on the strategic alternatives review will be discussed during this morning’s scheduled earnings conference call. Please see the Conference Call section of this release for more information on how to access this call.

Fiscal 2020 Financial Outlook
The following table presents our expectations for selected fiscal 2020 financial reporting and operating results:

Financial Results:	2020 Guidance
GAAP diluted earnings per share (1)	$1.63 to $1.68

Adjusted diluted earnings per share (1)	$1.85 to $1.90

GAAP operating income margin (1)	4.9% to 5.0%

Adjusted operating income margin (1)	5.5% to 5.6%

GAAP effective income tax rate (1)	9% to 10%

Adjusted effective income tax rate (1)	11% to 12%

Other Selected Financial Data:
Combined U.S. comparable restaurant sales	1.0% to 1.5%

Commodity inflation	Approx. 2%

Capital expenditures	$175M - $190M

Number of new system-wide restaurants	Approx. 25
___________________

(1)
The primary difference between our GAAP outlook and our adjusted outlook for diluted earnings per share, operating income margin and effective income tax rate is driven by anticipated adjustments in costs related to our restructuring and relocation initiatives.

Earnings Per Share:	2019	2020 Guidance	Change
Adjusted diluted earnings per share before costs savings	$1.54	$1.68 to $1.73	$0.14 to $0.19

Plus: Cost savings	-	0.17	0.17

Adjusted diluted earnings per share	$1.54	$1.85 to $1.90	$0.31 to $0.36

Adjusted diluted earnings per share growth			20% to 23%

Conference Call
The Company will host a conference call today, February 18th at 8:30 AM EST. The conference call can be accessed live over the telephone by dialing (877) 407-9039 or (201) 689-8470 for international participants. A replay will be available beginning two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers. The replay will be available until Tuesday, March 3, 2020. The conference ID for the live call and replay is 13698429. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margin and (vi) Adjusted segment income from operations and the corresponding margin. For purposes of improving comparability, we have also presented Adjusted diluted earnings per share and Adjusted operating income margin excluding the impact of the new lease accounting standard in the table above.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables four, five, and six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates more than 1,450 restaurants in 48 states, Puerto Rico, Guam and 21 countries, some of which are franchise locations. For more information, please visit  www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments,” “Strategic Alternatives Review Update” and “Fiscal 2020 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: the outcome of our review of strategic alternatives, including the impact on our ongoing business, our stock price and our ability to successfully implement any alternatives that we pursue including our ability to achieve the cost savings described in this release; consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; the effects of changes in tax laws; challenges associated with our remodeling, relocation and expansion plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the cost and availability of credit; interest rate changes; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; and our ability to continue to pay dividends and repurchase shares of our common stock. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
(in thousands, except per share data)	DECEMBER 29, 2019	DECEMBER 30, 2018	DECEMBER 29, 2019	DECEMBER 30, 2018
Revenues
Restaurant sales	$1,005,869	$996,984	$4,075,014	$4,060,871
Franchise and other revenues	16,315	16,129	64,375	65,542
Total revenues	1,022,184	1,013,113	4,139,389	4,126,413
Costs and expenses
Cost of sales	312,659	313,173	1,277,824	1,295,588
Labor and other related	298,509	295,291	1,207,289	1,197,297
Other restaurant operating	249,930	241,631	982,051	967,099
Depreciation and amortization	49,615	50,120	196,811	201,593
General and administrative	66,125	70,204	275,239	282,720
Provision for impaired assets and restaurant closings	2,168	21,273	9,085	36,863
Total costs and expenses	979,006	991,692	3,948,299	3,981,160
Income from operations	43,178	21,421	191,090	145,253
Other income (expense), net	2	(5)	(143)	(11)
Interest expense, net	(12,372)	(11,708)	(49,257)	(44,937)
Income before Provision (benefit) for income taxes	30,808	9,708	141,690	100,305
Provision (benefit) for income taxes	1,522	(2,717)	7,573	(9,233)
Net income	29,286	12,425	134,117	109,538
Less: net income attributable to noncontrolling interests	1,282	1,518	3,544	2,440
Net income attributable to Bloomin’ Brands	$28,004	$10,907	$130,573	$107,098

Earnings per share:
Basic	$0.32	$0.12	$1.47	$1.16
Diluted	$0.32	$0.12	$1.45	$1.14

Weighted average common shares outstanding:
Basic	86,903	91,579	88,839	92,042
Diluted	88,188	92,833	89,777	94,075

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
U.S. Segment	DECEMBER 29, 2019	DECEMBER 30, 2018	DECEMBER 29, 2019	DECEMBER 30, 2018
Revenues
Restaurant sales	$897,486	$892,080	$3,634,668	$3,634,198
Franchise and other revenues	13,262	12,604	53,250	53,041
Total revenues	$910,748	$904,684	$3,687,918	$3,687,239
Restaurant-level operating margin	13.4%	13.9%	14.2%	14.2%
Income from operations	$69,499	$58,314	$311,666	$288,959
Operating income margin	7.6%	6.4%	8.5%	7.8%
International Segment
Revenues
Restaurant sales	$108,383	$104,904	$440,346	$426,673
Franchise and other revenues	3,053	3,525	11,125	12,501
Total revenues	$111,436	$108,429	$451,471	$439,174
Restaurant-level operating margin	21.9%	20.3%	20.3%	18.8%
Income from operations	$13,249	$7,949	$44,428	$22,001
Operating income margin	11.9%	7.3%	9.8%	5.0%
Reconciliation of Segment Income from Operations to Consolidated Income from Operations
Segment income from operations
U.S.	$69,499	$58,314	$311,666	$288,959
International	13,249	7,949	44,428	22,001
Total segment income from operations	82,748	66,263	356,094	310,960
Unallocated corporate operating expense	(39,570)	(44,842)	(165,004)	(165,707)
Total income from operations	$43,178	$21,421	$191,090	$145,253

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(in thousands)	DECEMBER 29, 2019	DECEMBER 30, 2018
Cash and cash equivalents	$67,145	$71,823
Net working capital (deficit) (1)	$(621,553)	$(455,556)
Total assets (2)	$3,592,683	$2,464,774
Total debt, net	$1,048,704	$1,094,775
Total stockholders’ equity (3)	$177,481	$54,817
Common stock outstanding (3)	86,946	91,272
_________________

(1)
During 2019, net working capital (deficit) was negatively impacted by the recognition of approximately $170 million of current lease liabilities as a result of the adoption of the new lease accounting standard. We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

(2)
The change in total assets during the fiscal year ended December 29, 2019 includes the addition of $1.3 billion of lease right-of-use assets as a result of the adoption of the new lease accounting standard.

(3)	During 2019, we repurchased 5.5 million shares of our outstanding common stock and issued 0.7 million shares of our common stock through the exercise of stock options.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED					(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED QUARTER TO DATE
	DECEMBER 29, 2019		DECEMBER 30, 2018
	AS REPORTED		AS REPORTED		COMPARABLE ADJUSTED BASIS (2)
Consolidated:	GAAP	ADJUSTED (1)	GAAP	ADJUSTED (1)		AS REPORTED	COMPARABLE BASIS (2)
Restaurant sales	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales	31.1%	31.4%	31.4%	31.4%	31.4%	—%	—%
Labor and other related	29.7%	29.7%	29.6%	29.6%	29.6%	(0.1)%	(0.1)%
Other restaurant operating	24.8%	25.0%	24.2%	24.3%	24.6%	(0.7)%	(0.4)%

Restaurant-level operating margin (3)	14.4%	13.9%	14.7%	14.7%	14.4%	(0.8)%	(0.5)%

Segments - Restaurant-level operating margin (3):
U.S.	13.4%	13.4%	13.9%	13.9%		(0.5)%
International	21.9%	17.7%	20.3%	20.3%		(2.6)%

	FISCAL YEAR ENDED					(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED YEAR TO DATE
	DECEMBER 29, 2019		DECEMBER 30, 2018
	AS REPORTED		AS REPORTED		COMPARABLE ADJUSTED BASIS (2)
Consolidated:	GAAP	ADJUSTED (1)	GAAP	ADJUSTED (1)		AS REPORTED	COMPARABLE BASIS (2)
Restaurant sales	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales	31.4%	31.4%	31.9%	31.9%	31.9%	0.5%	0.5%
Labor and other related	29.6%	29.6%	29.5%	29.5%	29.5%	(0.1)%	(0.1)%
Other restaurant operating	24.1%	24.2%	23.8%	23.9%	24.2%	(0.3)%	—%

Restaurant-level operating margin (3)	14.9%	14.7%	14.8%	14.7%	14.4%	—%	0.3%

Segments - Restaurant-level operating margin (3):
U.S.	14.2%	14.1%	14.2%	14.2%		(0.1)%
International	20.3%	19.3%	18.8%	18.7%		0.6%
_________________

(1)	The table set forth below titled “Restaurant-level Operating Margin Adjustments” provides additional information regarding the adjustments for each period presented.

(2)
During the thirteen and fiscal year ended December 30, 2018 both GAAP and adjusted restaurant-level operating margin included the benefit of deferred gains on sale-leaseback transactions of $3.1 million and $12.3 million, respectively. For comparability, we presented adjusted restaurant-level operating margin excluding this benefit that we no longer recognize in 2019 as a result of the adoption of the new lease accounting standard.

(3)
The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:

(i)	Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.

(ii)	Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.

(iii)	General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.

(iv)	Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.

Restaurant-level Operating Margin Adjustments - Following is a summary of unfavorable (favorable) restaurant-level operating margin adjustments recorded in Other restaurant operating expense (unless otherwise noted below) for the following activities, as described in table five of this release:

	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
(dollars in millions)	DECEMBER 29, 2019	DECEMBER 30, 2018	DECEMBER 29, 2019	DECEMBER 30, 2018
Restaurant and asset impairments and closing costs (1)	$0.3	$0.2	$4.3	$3.4
Restaurant relocations and related costs	(0.2)	0.1	(0.6)	0.7
Legal and other matters (2)	4.6	—	4.6	—
	$4.7	$0.3	$8.3	$4.1
_________________

(1)	Includes $0.6 million of adjustments for the fiscal year ended December 30, 2018, recorded in the international segment. All other adjustments were recorded within the U.S. segment.

(2)	Includes adjustments of $2.7 million and $1.9 million recorded in Cost of sales and Other restaurant operating expense, respectively, within the international segment.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
INCOME FROM OPERATIONS, NET INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
(in thousands, except per share data)	DECEMBER 29, 2019	DECEMBER 30, 2018	DECEMBER 29, 2019	DECEMBER 30, 2018
Income from operations	$43,178	$21,421	$191,090	$145,253
Operating income margin	4.2%	2.1%	4.6%	3.5%
Adjustments:
Restaurant and asset impairments and closing costs (1)	2,452	17,521	3,550	29,542
Restaurant relocations and related costs (2)	747	4,009	3,208	8,647
Severance (3)	—	—	5,511	3,493
Legal and other matters (4)	(3,811)	310	(2,996)	1,068
Total income from operations adjustments	$(612)	$21,840	$9,273	$42,750
Adjusted income from operations	$42,566	$43,261	$200,363	$188,003
Adjusted operating income margin	4.2%	4.3%	4.8%	4.6%

Net income attributable to Bloomin’ Brands	$28,004	$10,907	$130,573	$107,098
Adjustments:
Income from operations adjustments	(612)	21,840	9,273	42,750
Total adjustments, before income taxes	(612)	21,840	9,273	42,750
Adjustment to provision for income taxes (5)	440	(5,182)	(1,263)	(8,944)
Net adjustments	(172)	16,658	8,010	33,806
Adjusted net income	$27,832	$27,565	$138,583	$140,904

Diluted earnings per share	$0.32	$0.12	$1.45	$1.14

Adjusted diluted earnings per share	$0.32	$0.30	$1.54	$1.50
Remove new lease accounting standard impact (6)	—	(0.03)	—	(0.10)
Adjusted diluted earnings per share on a comparable basis (6)	$0.32	$0.27	$1.54	$1.40

Diluted weighted average common shares outstanding	88,188	92,833	89,777	94,075
_________________

(1)
Represents asset impairment charges and related costs primarily related to: (i) approved closure and restructuring initiatives, (ii) the restructuring of certain international markets, (iii) the restructuring of our Express concept in Q4 2018 and (iv) reclassification of assets to held for sale in connection with refranchising certain restaurants in Q4 2018. Also includes gains on the sale of certain surplus properties of $3.8 million in Fiscal Year 2019.

(2)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(3)	Relates to severance expense incurred as a result of restructuring activities.

(4)	Amount includes the recognition of certain value-added tax credits in Brazil of $4.6 million in Q4 2019 related to prior years, offset by fees and expenses related to certain legal matters.

(5)	Represents income tax effect of the adjustments for the periods presented.

(6)
During the thirteen weeks and fiscal year ended December 30, 2018 both GAAP and adjusted diluted earnings per share include the benefit of deferred gains on sale-leaseback transactions of approximately $0.03 and $0.10, respectively. For comparability, we have presented adjusted diluted earnings per share excluding this benefit that we no longer recognize in 2019 as a result of the adoption of the new lease accounting standard.

Following is a summary of the financial statement line item classification of the net income adjustments:

	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
(dollars in thousands)	DECEMBER 29, 2019	DECEMBER 30, 2018	DECEMBER 29, 2019	DECEMBER 30, 2018
Cost of sales	$(2,683)	$—	$(2,683)	$—
Other restaurant operating	(1,982)	(314)	(5,624)	(4,097)
Depreciation and amortization	593	901	2,376	5,423
General and administrative	1,561	825	8,667	6,683
Provision for impaired assets and restaurant closings	1,899	20,428	6,537	34,741
Provision (benefit) for income taxes	440	(5,182)	(1,263)	(8,944)
Net adjustments	$(172)	$16,658	$8,010	$33,806

TABLE SIX
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
U.S. Segment	DECEMBER 29, 2019	DECEMBER 30, 2018	DECEMBER 29, 2019	DECEMBER 30, 2018
Income from operations	$69,499	$58,314	$311,666	$288,959
Operating income margin	7.6%	6.4%	8.5%	7.8%
Adjustments:
Restaurant and asset impairments and closing costs (1)	1,484	12,240	401	14,283
Restaurant relocations and related costs (2)	748	4,010	3,209	8,648
Severance (3)	—	—	759	1,576
Adjusted income from operations	$71,731	$74,564	$316,035	$313,466
Adjusted operating income margin	7.9%	8.2%	8.6%	8.5%

International Segment
Income from operations	$13,249	$7,949	$44,428	$22,001
Operating income margin	11.9%	7.3%	9.8%	5.0%
Adjustments:
Legal and other matters (4)	(4,583)	—	(4,583)	—
Restaurant and asset impairments and closing costs (5)	242	5,281	2,422	15,259
Severance (3)	—	—	—	571
Adjusted income from operations	$8,908	$13,230	$42,267	$37,831
Adjusted operating income margin	8.0%	12.2%	9.4%	8.6%
_________________

(1)
Represents asset impairment charges and related costs primarily related to: (i) approved closure and restructuring initiatives, (ii) the restructuring of our Express concept in Q4 2018 and (iii) the reclassification of assets to held for sale in connection with refranchising certain restaurants in Q4 2018. Amount also includes gains on the sale of certain surplus properties of $3.8 million in Fiscal Year 2019.

(2)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(3)	Relates to severance expense incurred as a result of restructuring activities.

(4)	Amount includes the recognition of certain value-added tax credits in Brazil of $4.6 million in Q4 2019, related to prior years.

(5)	Represents asset impairment charges and related costs primarily associated with the restructuring of certain international markets.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	SEPTEMBER 29, 2019	OPENINGS	CLOSURES	DECEMBER 29, 2019
U.S.
Outback Steakhouse
Company-owned	579	1	(1)	579
Franchised	147	—	(2)	145
Total	726	1	(3)	724
Carrabba’s Italian Grill
Company-owned	204	—	—	204
Franchised	21	—	—	21
Total	225	—	—	225
Bonefish Grill
Company-owned	190	—	—	190
Franchised	7	—	—	7
Total	197	—	—	197
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	69	—	(1)	68
Other
Company-owned	3	1	—	4
U.S. Total	1,220	2	(4)	1,218
International
Company-owned
Outback Steakhouse—Brazil (1)	99	—	—	99
Other	28	1	—	29
Franchised
Outback Steakhouse - South Korea	70	3	(1)	72
Other	54	1	—	55
International Total	251	5	(1)	255
System-wide total	1,471	7	(5)	1,473
____________________

(1)	The restaurant counts for Brazil are reported as of August 31, 2019 and November 30, 2019 to correspond with the balance sheet dates of this subsidiary.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		FISCAL YEAR ENDED
	DECEMBER 29, 2019	DECEMBER 30, 2018 (1)	DECEMBER 29, 2019	DECEMBER 30, 2018 (1)
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more):
U.S. (2)
Outback Steakhouse	2.7%	2.9%	2.0%	4.0%
Carrabba’s Italian Grill	1.4%	0.8%	0.1%	0.2%
Bonefish Grill	0.5%	(1.1)%	0.1%	0.5%
Fleming’s Prime Steakhouse & Wine Bar	0.9%	(0.4)%	0.7%	0.8%
Combined U.S.	1.9%	1.6%	1.2%	2.5%
International
Outback Steakhouse - Brazil (3)	4.9%	2.4%	5.8%	(1.5)%

Traffic:
U.S.
Outback Steakhouse	0.6%	(0.8)%	(0.7)%	0.9%
Carrabba’s Italian Grill	3.1%	(1.8)%	0.2%	(4.1)%
Bonefish Grill	(0.2)%	(3.9)%	(1.7)%	(2.6)%
Fleming’s Prime Steakhouse & Wine Bar	(0.3)%	(3.4)%	0.1%	(4.3)%
Combined U.S.	0.9%	(1.5)%	(0.6)%	(0.8)%
International
Outback Steakhouse - Brazil	8.2%	(2.5)%	3.9%	(4.4)%

Average check per person (4):
U.S.
Outback Steakhouse	2.1%	3.7%	2.7%	3.1%
Carrabba’s Italian Grill	(1.7)%	2.6%	(0.1)%	4.3%
Bonefish Grill	0.7%	2.8%	1.8%	3.1%
Fleming’s Prime Steakhouse & Wine Bar	1.2%	3.0%	0.6%	5.1%
Combined U.S.	1.0%	3.1%	1.8%	3.3%
International
Outback Steakhouse - Brazil	(3.3)%	4.2%	1.8%	2.8%
____________________

(1)
For Q4 2018, U.S. comparable restaurant sales and traffic compare the 13 weeks from October 1, 2018 through December 30, 2018 to the 13 weeks from October 2, 2017 through December 31, 2017. For Fiscal Year 2018, U.S. comparable restaurant sales and traffic compare the 52 weeks from January 1, 2018 through December 30, 2018 to the 52 weeks from January 2, 2017 through December 31, 2017.

(2)	Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

(3)	Excludes the effect of fluctuations in foreign currency rates. Includes trading day impact from calendar period reporting.

(4)	Average check per person includes the impact of menu pricing changes, product mix and discounts.
SOURCE: Bloomin’ Brands, Inc.